Exhibit 10.37

ADVANCED CELL TECHNOLOGY, INC. {PRIVATE}

STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of this 13th day of December, 2004, by and between ADVANCED CELL TECHNOLOGY, INC. (“Company”), a Delaware corporation, and                              (“Optionee”).

W I T N E S S E T H:

WHEREAS, Company desires to provide an incentive to Optionee, to encourage stock ownership by Optionee, to encourage Optionee to remain in the employ of Company, and to increase such Optionee’s proprietary interest in Company’s success;

NOW, THEREFORE, it is agreed between Company and Optionee as follows.

1.                                       Stock Option—Number and Price.

Subject to the terms and conditions herein and to the provisions of the Advanced Cell Technology, Inc. 2004 Stock Option Plan II, as it may be amended from time to time (the “Plan”), the provisions of which are incorporated herein by reference, Company hereby grants to Optionee the right and option (the “Option”) to purchase from Company up to                                  shares (the “Shares”) of the Company’s Common Stock (“Stock”), par value $0.001 per share, at a price of $0.25 per Share (the “Option Price”).

2.                                       Type of Option.

This Option is intended to be a non-qualified stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.                                       Exercise—Timing and Method.

(a)                                  Subject to the restriction in Section 6 of this Agreement, the Option may be exercised at any time on or after the date of this Agreement with respect to the Shares vested as of the date of exercise.        shares of the Shares shall be deemed vested upon signature of this Agreement.  Shares shall vest at a rate of                       shares as of the last day of each month following signature of this Agreement for so long as the Optionee remains in the employ of the Company, a member of its Board of Directors, or an advisor to the Company.

(b)                                 Optionee, from time to time during the period when the Option may be exercised hereunder, may so exercise the Option in whole or in part by delivering to Company (attention: Stock Option Plan Committee):

(i)                                     A written notice signed by Optionee

(1)                                  stating the number of shares of Stock that Optionee has elected to purchase at any time; and

(2)                                  (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the “Act”)) acknowledging in form and substance satisfactory to the Company that

(a)                                  such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act);

(b)                                 the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration;

(c)                                  such Shares may not be transferred without compliance with all applicable federal and state securities laws;

(d)                                 the Optionee agrees to be bound by the terms of any shareholders agreement then in effect among all (or a substantial number) of the Company’s shareholders; and

(e)                                  an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents, as defined in the Plan, may be endorsed on the certificates; and

(ii)                                  In an amount equal to the Option Price of the Shares of Stock then to be purchased, Optionee’s cash, certified, bank or cashier’s check payable in clearing house funds to the order of the Company, or such other mode of payment as the Committee may approve, including (1) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (2) payment in whole or in part in shares of the Company’s Common Stock held by the Optionee or to be issued to the Optionee under the Option, in which case Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee.

4.                                      Restriction on Transferability.

This Option is not transferable by Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of Optionee, only by Optionee.

5.                                      Adjustment in Number of Shares and Option Prices; Reserved Option Shares.

In the event that there are any changes in the outstanding Stock of the Company by reason of stock dividends, splits, combinations of shares, recapitalizations, reorganizations, mergers, consolidations, combinations, or exchanges of shares or the like, the number of shares subject to the Option and the Option Price shall be appropriately adjusted by the Committee (as defined in the Plan), if necessary, to reflect equitably such change or changes.  The determination of the Committee in this regard shall be conclusive.

The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

6.                                      Termination of Option.

(a)                               This Option is not exercisable after (i) the tenth anniversary of the date first above written.

(b)                                 Notwithstanding the termination date provided in Section 6(a), no Option shall be exercisable after the date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company.

(c)                                  Notwithstanding the limitations of Section 6(b), the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the term specified in Section 6(a).

7.                                      Amendment.

The Committee shall have the right to amend this Agreement, subject to the Optionee’s consent if such amendment is not favorable to the Optionee.  Optionee may not amend this Agreement other than in a writing signed by the Company and the Optionee.

8.                                      Right of First Refusal.

(a)                                  Transfer Notice.  If at any time prior to an “Effective Transaction” (as defined in the Company’s Certificate of Amendment of Certificate of Incorporation), Optionee (or any transferee of Optionee subject to or bound by this Agreement) proposes to transfer shares of Stock to one or more third parties pursuant to an understanding with such third parties (a

“Transfer”), then Optionee shall give the Company written notice of the Optionee’s intention to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Stock to be transferred (“Offered Shares”), (ii) the name and address of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Optionee has received a firm offer from a prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(b)                                 Company’s Option.  The Company shall have an option for a period of fifteen (15) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.  The Company may exercise such purchase option and, thereby, purchase all (but not less than all) of the Offered Shares by notifying the Optionee in writing before such expiration of such fifteen (15) day period.  If the Company gives the Optionee notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplates a later closing with the prospective third party transferee(s). If the Company fails to purchase all of the Offered Shares by exercising the option granted in this Section 8(b) within the period provided, the Optionee may effect the Transfer upon terms not more favorable to the prospective third-party transferee than those described in the Transfer Notice.

(c)                                  No Offered Shares shall be transferred by Optionee until and unless the proposed transferee enters into an agreement satisfactory to the Company agreeing to be bound by the provisions of this Section 8.

9.                                      General.

Words used in this Agreement shall have the same meaning as the same words used in the Plan.  In the event of any inconsistency between this Agreement and the Plan, the terms of this Agreement shall govern.  This Agreement, together with the Plan, constitutes the parties’ entire agreement with respect to the subject matter hereof, and supersedes any and all prior and or written agreements or understandings with respect thereto.

IN WITNESS WHEREOF, Company and Optionee have executed this Agreement as of the date first above written.

ADVANCED CELL TECHNOLOGY, INC.

Accepted:		By:
	William M. Caldwell, IV		Michael D. West, President